Independent

Auditors' Consent

To the Board of Trustees and
Shareholders of Narragansett
Insured Tax-Free Income Fund:

We consent to the use of our report dated August

4, 2000 with respect to the Narragansett Insured

Tax-Free Income Fund incorporated herein by

reference and to the references to our Firm under

the headings "Financial Highlights" in the

Prospectus and "Financial Statements" and

"Transfer Agent, Custodian, and Auditors" in the

Statement of Additional Information.


New York, New York
October 20, 2000